Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2014 relating to the financial statements of ValueAct Holdings, L.P. and Controlled Affiliates which appear in Affiliated Managers Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

April 18, 2016